UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2015

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 30, 2015, The Southern Company (“Southern Company”) entered into a senior unsecured bridge credit agreement (the “Bridge Agreement”) with the lenders identified therein (the “Lenders”) and Citibank, N.A., as Administrative Agent, in connection with an August 23, 2015 Commitment Letter (the “Commitment Letter”). The Commitment Letter was entered into as part of Southern Company’s proposed acquisition of AGL Resources Inc. (the “Acquisition”) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of August 23, 2015, among Southern Company, AMS Corp. and AGL Resources Inc. (the “Acquisition Agreement”).
The Bridge Agreement provides for total loan commitments in an aggregate amount of $8.1 billion (the “Loan”) to fund the payment of the cash consideration payable under the Acquisition Agreement and other cash payments required in connection with the consummation of the Acquisition, the Bridge Agreement and the borrowings thereunder, the other financing transactions related to the Acquisition and the payment of fees and expenses incurred in connection with the foregoing. The Bridge Agreement provides that the Loan (and the commitments in respect of the Loan) will be automatically reduced on a dollar-for-dollar basis by, among other things, the net cash proceeds of (i) certain debt incurrences, (ii) certain equity issuances and (iii) certain sales, transfers or other dispositions of assets of Southern Company or its subsidiaries not made in the ordinary course of business; provided that the net cash proceeds of any single disposition transaction or series of related disposition transactions are in excess of $100 million and the aggregate amount of all such proceeds are in excess of $250 million. If funded, the Loan under the Bridge Agreement will mature and be payable in full on the date that is 364 days after the funding of the commitments under the Bridge Agreement (the “Closing Date”).
The obligations of the Lenders to fund the Loan are subject to a number of customary conditions including, among others, and in each case, subject to certain exceptions: (i) the absence of a Company Material Adverse Effect (as defined in the Bridge Agreement); (ii) the consummation of the Acquisition; (iii) the absence of any payment default or a breach of the Indebtedness (as defined in the Bridge Agreement) to Capitalization (as defined in the Bridge Agreement) ratio covenant; (iv) accuracy of certain of the representations and warranties made by AGL Resources Inc. in the Acquisition Agreement; (v) the accuracy of certain of the representations and warranties of Southern Company made in the Bridge Agreement; (vi) the payment of certain transaction fees and expenses; and (vii) the delivery of customary closing documents.
In connection with the Bridge Agreement, Southern Company will pay a ticking fee for the benefit of the Lenders, accruing from November 21, 2015, in an amount equal to 0.125% per annum of the aggregate commitments in respect of the Loan, which fee will accrue through the earlier of (i) the date of termination of the commitments and (ii) the Closing Date. If the Loan is funded, Southern Company will pay (i) interest at a fluctuating rate per annum equal to, at its election, the base rate or euro-dollar rate plus, in each case, an applicable margin, calculated as provided in the Bridge Agreement and (ii) on each of the dates set forth below a duration fee equal to the applicable percentage set forth below of the aggregate principal amount of the Loan outstanding on such date:

Date	Duration Fee
90 days after the Closing Date	0.50%
180 days after the Closing Date	0.75%
270 days after the Closing Date	1.00%
Additionally, under the terms of the Bridge Agreement, Southern Company is required to pay certain customary fees to the Lenders as set forth in a related fee letter.
The Bridge Agreement contains customary representations and warranties, covenants and events of default substantially based upon Southern Company’s existing revolving credit agreement, dated as of August 11, 2015, as amended, including a requirement that the ratio of Indebtedness to Capitalization for Southern Company and its consolidated subsidiaries shall be less than or equal to 0.70 to 1.0. The Bridge Agreement also includes limitations on liens, consolidations, mergers, sales of all or substantially all of Southern Company’s assets and transactions with affiliates. If funded, the Loan may be accelerated and become due and payable upon an event of default. Events of default in the Bridge Agreement include, among others: (i) nonpayment of obligations under the Bridge Agreement; (ii) material misrepresentations; (iii) failure to perform any covenant or agreement in the Bridge Agreement beyond the applicable cure periods; (iv) failure of any Credit Document (as defined in the Bridge Agreement) to be in full force and effect; (v) certain bankruptcy or insolvency events; (vi) failure to pay, or certain other defaults under, certain other indebtedness; (vii) material unpaid judgments; (viii) customary Employee Retirement Income Security Act of 1974 defaults; and (ix) a change in control.
The foregoing description of the Bridge Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Bridge Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Southern Company or its subsidiaries and affiliates. The Bridge Agreement contains representations and warranties by Southern Company. These representations and warranties were made solely for the benefit of the other parties to the Bridge Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iii) were made only as of the date of the Bridge Agreement or such other date or dates as may be specified in the Bridge Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Bridge Agreement, which subsequent information may or may not be fully reflected in public disclosures by Southern Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Southern Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
10.1	Bridge Credit Agreement, dated as of September 30, 2015, among The Southern Company, as the Borrower, the Lenders identified therein and Citibank, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary